Exhibit 99.1

News Release

AstroNova Reports Fiscal 2024 Fourth-Quarter and Full-Year Financial Results

•
Posts Company Record Full-Year GAAP Operating Income of $8.8 Million; Non-GAAP Operating Income of $12.0 Million
•
Delivers Full-Year GAAP Net Income of $4.7 Million, or $0.63 Per Diluted Share; Non-GAAP Net Income of $7.2 Million, or $0.97 Per Diluted Share
•
Generates Full-Year Adjusted EBITDA of $14.4 Million, or $17.6 Million Excluding Restructuring and Retrofit-Related Items
•
Provides FY 2025 Financial Targets and Outlook
•
Hosts Earnings Conference Call at 9:00 a.m. ET Today

WEST WARWICK, R.I., March 22, 2024 — AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today reported financial results for the fiscal 2024 fourth quarter and full year ended January 31, 2024.

CEO Commentary

“We capped a year of solid growth in fiscal 2024 with a strong fourth quarter that highlighted our strategic focus on enhancing margins and maintaining disciplined cost management, while continuing to invest for the future,” said Greg Woods, AstroNova’s President and Chief Executive Officer. “Our fourth-quarter operating income of $3.9 million joined our third quarter as the two best quarters in our history, and reflected contributions from both our Product Identification (PI) and Test & Measurement (T&M) segments.

“T&M generated a 28% segment operating profit for the quarter on 10% top-line growth, driven primarily by the continued momentum of our Aerospace product line. The rebound in airline passenger traffic toward pre-pandemic levels, the increasing number of daily flights and favorable commercial aircraft order and delivery trends provide a favorable growth runway for our business. The data acquisition product line within our T&M segment also performed well in the quarter.

“Our PI segment delivered strong year-over-year margin improvement in the quarter. Segment operating profit increased a healthy 560 basis points from the fourth quarter of fiscal 2023, in part reflecting the success of the strategic realignment announced last summer,” Woods said. “Additionally, at the end of the quarter we completed the previously discussed retrofit program of certain PI printers affected by faulty ink provided by one of our larger suppliers. On the innovation front, our PI development teams recently launched new digital printers and accessories under both our flagship QuickLabel and TrojanLabel brands.

“Looking ahead, we see several growth opportunities for our business,” Woods said. “We are focused on applying the tools of the AstroNova Operating System to drive sustained product innovation, operating efficiencies and margin improvement. Our fiscal 2025 financial targets and outlook, which we are introducing today, reflect both confidence in the dynamics that are driving demand across our end markets and our commitment to continuing the margin improvement programs that we kicked off in FY24.”

FY 2025 Financial Targets and Outlook

For fiscal 2025, AstroNova expects to achieve full-year organic revenue percentage growth in the mid-single digits. Additionally, as AstroNova continues to drive operational improvements throughout the business, the Company expects its full-year adjusted EBITDA margin to be 13% to 14% this year and further improve by 100 basis points per year over the following two fiscal years.

Q4 FY 2024 Financial Results

	GAAP			Non-GAAP
($ in thousands, except per share data)	Q4 FY 2024	Q4 FY 2023	YoY	Q4 FY 2024	Q4 FY 2023	YoY

Revenue	$39,594	$39,853	(1%)
Gross Profit	$14,746	$13,562	9%	$14,504	$13,562	9%
Gross Margin	37.2%	34.0%	320 pts.	36.6%	34.0%	260 pts.
Operating Expenses	$10,831	$11,465	(6%)	$10,874	$11,465	(5%)
Operating Income	$3,915	$2,097	87%	$3,630	$2,097	73%
Operating Margin	9.9%	5.3%	460 pts.	9.2%	5.3%	390 pts.
Net Income	$2,711	$1,363	99%	$2,491	$1,363	83%
Net Income per Common Share	$0.36	$0.18	100%	$0.33	$0.18	83%
Adjusted EBITDA				$5,521	$3,930	40%
Adjusted EBITDA Less Restructuring & Retrofit-Related Items				$5,236	$3,930	33%

Full reconciliations between GAAP and Non-GAAP items are provided below.

FY 2024 Financial Results

	GAAP			Non-GAAP
($ in thousands, except per share data)	FY 2024	FY 2023	YoY	FY 2024	FY 2023	YoY

Revenue	$148,086	$142,527	4%
Gross Profit	$51,621	$48,156	7%	$54,327	$48,156	13%
Gross Margin	34.9%	33.8%	330 pts.	36.7%	33.8%	290 pts.
Operating Expenses	$42,825	$42,713	0%	$42,313	$41,996	1%
Operating Income	$8,796	$5,443	62%	$12,014	$6,160	95%
Operating Margin	5.9%	3.8%	210 pts.	8.1%	4.3%	380 pts.
Net Income	$4,694	$2,661	76%	$7,180	$3,201	124%
Net Income per Common Share	$0.63	$0.36	75%	$0.97	$0.43	126%
Adjusted EBITDA				$14,383	$10,294	40%
Adjusted EBITDA Less Restructuring & Retrofit-Related Items				$17,601	$11,010	60%

Full reconciliations between GAAP and Non-GAAP items are provided below.

Revenue by Type

($ in thousands)	Q4 FY 2024	Q4 FY 2023	YoY	FY 2024	FY 2023	YoY
Hardware	$13,640	$12,561	9%	$49,440	$42,445	17%
Supplies	$20,507	$22,016	(7%)	$79,252	$82,072	(3%)
Service/Other	$5,446	$5,277	3%	$19,394	$18,010	8%

Adjusted EBITDA was $5.5 million in the fourth quarter of fiscal 2024 versus $3.9 million in the year earlier period. Further adjusted to exclude restructuring and retrofit-related items, Adjusted EBITDA was $5.2 million in the 2024 period. For the full year, Adjusted EBITDA was $14.4 million compared with $10.3 million in the comparable period of fiscal 2023. Further adjusted to exclude restructuring and retrofit-related items, Adjusted EBITDA was $17.6 million in fiscal 2024 compared with $11.0 million in fiscal 2023.

Bookings in the fourth quarter of fiscal 2024 were $39.8 million, compared with $36.3 million in the fourth quarter of fiscal 2023, reflecting an increase in orders for both segments. Bookings were $143.7 million in fiscal 2024, compared with $138.6 million in fiscal 2023.

Backlog as of January 31, 2024 was $31.4 million versus $35.8 million at the end of fiscal 2023.

Segment Results

Product Identification

Product Identification (PI) segment revenue was $26.6 million in the fourth quarter of fiscal 2024, compared with $28.1 million in the fiscal 2023 fourth quarter. Segment operating profit was $3.2 million, or 12.2% of segment revenue, compared with segment operating profit of $1.9 million, or 6.6% of segment revenue, in the fourth quarter of fiscal 2023, reflecting more favorable mix in the 2024 period.

For fiscal full-year 2024, Product Identification revenue increased to $104.0 million from $103.1 million for fiscal full-year 2023. Segment operating profit was $10.1 million, or 9.7% of segment revenue, in fiscal 2024 compared with segment operating profit of $7.9 million, or 7.7% of segment revenue, in fiscal 2023.

Test & Measurement

Test & Measurement (T&M) segment revenue increased to $13.0 million in the fourth quarter of fiscal 2024 from $11.7 million in the fourth quarter of fiscal 2023, primarily as a result of favorable pricing actions and the continued recovery of the commercial aviation market. Segment operating profit was $3.7 million, or 28.2% of segment revenue, compared with segment operating profit of $3.2 million, or 27.3% of segment revenue, in the fourth quarter of fiscal 2023, reflecting higher revenues, increased manufacturing efficiencies and favorable pricing actions.

For fiscal full-year 2024, Test & Measurement revenue was $44.0 million, compared with $39.4 million in fiscal full-year 2023. Segment operating profit was $10.2 million, or 23.2% of segment revenue, in fiscal 2024, compared with $9.0 million, or 22.8% of segment revenue, in fiscal 2023.

Earnings Conference Call Information

AstroNova will discuss its fourth-quarter and full-year fiscal 2024 financial results and business outlook in an investor conference call at 9:00 a.m. ET today. To access the conference call, please dial (833) 470-1428 (U.S. and Canada) or (404) 975-4839 (International) approximately 10 minutes prior to the start time and enter access code 966245. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per common share.

We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation and acquisition-related costs. We define non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per common share, as the respective GAAP measure, excluding the impact of acquisition-related costs and restructuring and retrofit-related items.

AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation tables included in this news release for a reconciliation of GAAP measures to the most directly comparable non-GAAP measures for the three and 12 months ended January 31, 2024 and January 31, 2023.

AstroNova has not reconciled the forward-looking Adjusted EBITDA growth percentage included in its 2025 financial targets and outlook to the most directly comparable forward-looking GAAP measure because this cannot be done without unreasonable effort due to the lack of predictability regarding cost of sales, operating expenses, depreciation and amortization, and stock-based compensation. The impact of any of these items, individually or in the aggregate, may be significant.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not be able to realize the expected synergies from our acquisition of Astro Machine, (ii) the risk that apparent improvements in the Aerospace and Defense sectors may not continue and (iii) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

ALOT@investorrelations.com

ASTRONOVA, INC.

Condensed Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended		Twelve Months
	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023
Net Revenue	$39,594	$39,853	$148,086	$142,527
Cost of Revenue	24,848	26,291	96,465	94,371
Gross Profit	14,746	13,562	51,621	48,156
Total Gross Profit Margin	37.2%	34.0%	34.9%	33.8%
Operating Expenses:
Selling & Marketing	5,977	6,686	24,428	24,456
Research & Development	1,878	1,801	6,906	6,822
General & Administrative	2,976	2,978	11,491	11,435
Total Operating Expenses	10,831	11,465	42,825	42,713
Operating Income	3,915	2,097	8,796	5,443
Total Operating Margin	9.9%	5.3%	5.9%	3.8%
Other Expense, net	563	367	2,723	2,033
Income Before Taxes	3,352	1,730	6,073	3,410
Income Tax Provision	641	367	1,379	749
Net Income	$2,711	$1,363	$4,694	$2,661
Net Income per Common Share - Basic	$0.36	$0.19	$0.63	$0.36
Net Income per Common Share - Diluted	$0.36	$0.18	$0.63	$0.36

Weighted Average Number of Common Shares - Basic	7,438	7,330	7,415	7,307
Weighted Average Number of Common Shares - Diluted	7,550	7,406	7,496	7,374

ASTRONOVA, INC.

Consolidated Balance Sheets

In Thousands

(Unaudited)

	January 31, 2024	January 31, 2023
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,527	$3,946
Accounts Receivable, net	23,056	21,598
Inventories, net	46,371	51,324
Prepaid Expenses and Other Current Assets	2,606	2,894
Total Current Assets	76,560	79,762
PROPERTY, PLANT AND EQUIPMENT	57,046	55,394
Less Accumulated Depreciation	(42,861)	(41,106)
Property, Plant and Equipment, net	14,185	14,288
OTHER ASSETS
Intangible Assets, net	18,836	21,232
Goodwill	14,633	14,658
Deferred Tax Assets	6,882	6,907
Right of Use Asset	603	794
Other Assets	1,438	1,566
TOTAL ASSETS	$133,137	$139,207
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$8,068	$8,479
Accrued Compensation	2,923	2,750
Other Liabilities and Accrued Expenses	2,706	3,308
Revolving Line of Credit	8,900	15,900
Current Portion of Long-Term Debt	2,842	2,100
Current Portion of Royalty Obligation	1,700	1,725
Current Liability – Excess Royalty Payment Due	935	562
Income Taxes Payable	235	786
Deferred Revenue	1,338	1,888
Total Current Liabilities	29,647	37,498
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	10,050	12,040
Royalty Obligation, net of current portion	2,093	3,415
Lease Liability, net of current portion	415	555
Income Tax Payables	551	491
Deferred Revenue	-	674
Deferred Tax Liabilities	99	167
TOTAL LIABILITIES	42,855	54,840
SHAREHOLDERS’ EQUITY
Common Stock	541	534
Additional Paid-in Capital	62,684	61,131
Retained Earnings	63,868	59,175
Treasury Stock	(34,592)	(34,235)
Accumulated Other Comprehensive Loss, net of tax	(2,219)	(2,238)
TOTAL SHAREHOLDERS’ EQUITY	90,282	84,367
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$133,137	$139,207

ASTRONOVA, INC.

Revenue and Segment Operating Profit

In Thousands

(Unaudited)

	Revenue		Segment Operating Profit		Revenue		Segment Operating Profit
	Three Months Ended		Three Months Ended		Twelve Months Ended		Twelve Months Ended
	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023
Product Identification	$26,626	$28,105	$3,239	$1,869	$104,041	$103,089	$10,087	$7,889
Test & Measurement	12,968	11,748	3,652	3,206	44,045	39,438	10,200	8,989
Total	$39,594	$39,853	6,891	5,075	$148,086	$142,527	20,287	16,878
Corporate Expenses			2,976	2,978			11,491	11,435
Operating Income			3,915	2,097			8,796	5,443
Other Income (Expense), net			(563)	(367)			(2,723)	(2,033)
Income Before Income Taxes			3,352	1,730			6,073	3,410
Income Tax Provision			641	367			1,379	749
Net Income			$2,711	$1,363			$4,694	$2,661

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Results

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023

GAAP Revenues	$39,594	$39,853	$148,086	$142,527
Non-GAAP Revenues	$39,594	$39,853	$148,086	$142,527

GAAP Cost of Revenues	$24,848	$26,291	$96,465	$94,371
Restructuring Charges, net	(32)	-	2,064	-
Product Retrofit Costs, net	(410)	-	642	-
Non-GAAP Cost of Revenues	$25,290	$26,291	$93,759	$94,371

GAAP Gross Profit	$14,746	$13,562	$51,621	$48,156
Restructuring Charges, net	(32)	-	2,064	-
Product Retrofit Costs, net	(210)	-	642	-
Non-GAAP Gross Profit	$14,504	$13,562	$54,327	$48,156

GAAP Operating Expenses	$10,831	$11,465	$42,825	$42,713
Transaction Costs	-	-	-	(717)
Restructuring Charges, net	43	-	(512)	-
Non-GAAP Operating Expenses	$10,874	$11,465	$42,313	$41,996

GAAP Operating Income	$3,915	$2,097	$8,796	$5,443
Transaction Costs	-	-	-	717
Restructuring Charges, net	(75)	-	2,576	-
Product Retrofit Costs, net	(210)	-	642	-
Non-GAAP Operating Income	$3,630	$2,097	$12,014	$6,160

GAAP Other Income/(Expense)	$(563)	$(367)	$(2,723)	$(2,033)
Non-GAAP Other Income/(Expense)	$(563)	$(367)	$(2,723)	$(2,033)

GAAP Income Tax Expense	$641	$367	$1,379	$749
Tax Adjustments of Non-GAAP Adjustments	(65)	-	732	177
Non-GAAP Income Tax Expense	$576	$367	$2,111	$926

GAAP Net Income	$2,711	$1,363	$4,694	$2,661
Transaction Costs	-	-	-	540
Restructuring Charges, net	(58)	-	1,990	-
Product Retrofit Costs, net	(162)	-	496	-
Non-GAAP Net Income	$2,491	$1,363	$7,180	$3,201

GAAP Diluted Earnings Per Share	$0.36	$0.18	$0.63	$0.36
Transaction Costs	-	-	-	0.07
Restructuring Charges, net	(0.01)	-	0.27	-
Product Retrofit Costs, net	(0.02)	-	0.07	-
Non-GAAP Diluted Earnings Per Share	$0.33	$0.18	$0.97	$0.43

ASTRONOVA, INC.

Reconciliation of Net Income to Adjusted EBITDA

Amounts In Thousands

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023
GAAP Net Income	$2,711	$1,363	$4,694	$2,661
Interest Expense	779	592	2,697	1,678
Income Tax Expense	641	367	1,379	749
Depreciation/Amortization	1,108	1,295	4,266	3,916
Share-Based Compensation	282	313	1,347	1,290
Adjusted EBITDA	$5,521	$3,930	$14,383	$10,294
Transaction Costs	-	-	-	540
Restructuring Charges, net	(58)	-	1,990	-
Product Retrofit Costs, net	(162)	-	496	-
Income Tax Expense - Transaction Costs	-	-	-	176
Income Tax Expense - Restructuring Charges, net	(17)	-	586	-
Income Tax Expense - Product Retrofit Costs, net	(48)	-	146	-
Adjusted EBITDA Less Restructuring & Retrofit Items	$5,236	$3,930	$17,601	$11,010

ASTRONOVA, INC.

Reconciliation of Segment GAAP to Non-GAAP Operating Income

Amounts In Thousands

(Unaudited)

	Three Months Ended						Twelve Months Ended
	January 31, 2024			January 31, 2023			January 31, 2024			January 31, 2023
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total

GAAP - Segment Operating Profit	$3,239	$3,652	$6,891	$1,869	$3,206	$5,075	$10,087	$10,200	$20,287	$7,889	$8,989	$16,878

Restructuring Charges, net	(75)	-	(75)	-	-	-	2,494	-	2,494	-	-	-

Product Retrofit Costs, net	(210)	-	(210)	-	-	-	642	-	642	-	-	-

Non-GAAP - Segment Operating Profit	$2,954	$3,652	$6,606	$1,869	$3,206	$5,075	$13,223	$10,200	$23,423	$7,889	$8,989	$16,878